EXHIBIT 11
                                                        PAGE 1 OF 3


                        OLD NATIONAL BANCORP
           STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
            ($ AND SHARES IN THOUSANDS EXCEPT PER SHARE)


                                1997





                                          Basic             Diluted

Net income                                     $ 60,660       $ 60,660


Interest expense foregone on assumed
conversion of 8% convertible subordinated
debentures, net of tax                               --          1,469


Adjusted net income                            $ 60,660       $ 62,129
                                               --------       --------

Weighted average common shares outstanding       27,699         27,699


Additional shares outstanding upon assumed
conversion of 8% convertible subordinated
debentures                                           --          1,497


Additional shares outstanding upon assumed
exercise of stock options                            --             95
                                               --------       --------

Adjusted weighted average
shares outstanding                               27,699         29,291
                                               ========       ========

Earnings per share                            $    2.19       $   2.12
                                               ========       ========


                                                         EXHIBIT 11
                                                        PAGE 2 OF 3


                        OLD NATIONAL BANCORP
           STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
            ($ AND SHARES IN THOUSANDS EXCEPT PER SHARE)


                                1996





                                            Basic        Diluted


Net income                                 $ 60,179      $60,179


Interest expense foregone on assumed
conversion of 8% convertible subordinated
debentures, net of tax                           --        1,477
                                           ---------     -------

Adjusted net income                        $ 60,179      $61,656


Weighted average common shares outstanding   28,695       28,695


Additional shares outstanding upon assumed
conversion of 8% convertible subordinated
debentures                                      --         1,504


Additional shares outstanding upon assumed
exercise of stock options                        --           91
                                          ---------     --------

Adjusted weighted average
shares outstanding                            28,695      30,290
                                          ==========    ========

Earnings per share                        $     2.10    $   2.04
                                          ==========    ========


                                                         EXHIBIT 11
                                                        PAGE 3 OF 3


                        OLD NATIONAL BANCORP
           STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
            ($ AND SHARES IN THOUSANDS EXCEPT PER SHARE)


                                1995





                                          Basic          Diluted


Net income                               $ 53,939        $53,939


Interest expense foregone on assumed
conversion of 8% convertible subordinated
debentures, net of tax                         --          1,523
                                         --------        -------

Adjusted net income                      $ 53,939        $55,462


Weighted average common shares outstanding 29,631         29,631


Additional shares outstanding upon assumed
conversion of 8% convertible subordinated
debentures                                     --          1,551


Additional shares outstanding upon assumed
exercise of stock options                      --             88
                                          -------        -------

Adjusted weighted average
shares outstanding                         29,631         31,270
                                          =======        =======

Earnings per share                       $   1.82        $  1.77
                                         ========        =======